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                                                                   EXHIBIT 10.22


                          TRADEMARK LICENSE AGREEMENT


         This Agreement, effective as of the 27th day of May, 1996, is made between HDN Development Corporation, a Delaware corporation with offices in Florence, Kentucky ("HDN"), and Krispy Kreme Doughnut Corporation, a North Carolina corporation with offices in Winston-Salem, North Carolina ("Krispy Kreme").


                                    RECITALS

         WHEREAS, HDN is the owner of all right, title and interest in and to those certain trademarks, trade names and service marks, and all related registrations and applications for registration, as more particularly identified on Exhibit A which is attached hereto and made a part hereof (collectively, the "Trademarks").

         WHEREAS, Krispy Kreme desires to acquire the right to use the
Trademarks: (i) at all of its retail locations; (ii) at the locations in which it distributes the Licensed Products; (iii) as part of its corporate name; and
(iv) in connection with its business of manufacturing, packaging, selling, marketing, and distributing the Licensed Products under the Trademarks in the Territory, and to franchise or sub-license the right to do the same to franchisees, sublicensees, affiliates and subsidiaries of Krispy Kreme;

         WHEREAS, HDN is willing to authorize and license Krispy Kreme such rights under the Trademarks.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, HDN and Krispy Kreme, intending to be legally bound, agree as follows:


                            ARTICLE I - DEFINITIONS

         1.1 "Trademarks" shall mean all those certain registered and unregistered trade names, trademarks, service marks, and all related registrations and applications for registration, identified on Exhibit A hereto, and any future trade names, trademarks and service marks added to the scope of this Agreement by the mutual agreement of the parties.

         1.2 "Licensed Products" shall mean all services and products of Krispy Kreme delivered under the Trademarks, including but not limited to fresh and frozen doughnuts, fried pies, honeybuns, bagels, muffins, sweet rolls, all products sold at Krispy Kreme retail locations and such other products as the parties shall agree from time to time.



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         1.3      "Territory" shall mean the world.

         1.4 "Affiliate" or "Subsidiary" - shall mean any entity in which Krispy Kreme owns at least a majority of the voting control of such entity.

         1.5 "Franchisee" or "Sublicensee" - shall mean any entity in which Krispy Kreme does not own a majority of the voting control of such entity to whom Krispy Kreme grants a franchise or sublicense of the Trademarks.


                         ARTICLE II - GRANT OF LICENSE

         2.1 HDN grants Krispy Kreme the non-exclusive, non-assignable right and license to use the Trademarks in Krispy Kreme's corporate name and in connection with the manufacture, packaging, sale, marketing, and distribution of the Licensed Products within the Territory.

         2.2 HDN further authorizes Krispy Kreme to grant appropriate sublicenses hereunder to Affiliates or Subsidiaries, all subject to the terms and conditions hereinafter stated.

         2.3 HDN further authorizes Krispy Kreme to franchise and sublicense the Trademarks to Franchisees and Sublicensees, all subject to the terms and conditions hereinafter stated. This authorization is conditioned, however, upon such Franchisee or Sublicensee paying to HDN a Franchise Fee as provided in
                  Section 7.2 hereunder. HDN reserves the right to disallow any Franchise or Sublicense of the Trademarks within 30 days of HDN receiving notice of the grant of such Franchise or Sublicense.

         2.4 It is the intent of the parties to this Agreement to permit Krispy Kreme to utilize the Trademarks at such retail locations as it may operate, or, in the case of Franchisees or Sublicensees of Krispy Kreme, at such locations as may be operated by such Franchisees or Sublicensees, and at the locations in which Krispy Kreme distributes the Licensed Products. Additionally, the parties intend that Krispy Kreme will utilize the Trademarks at non-retail locations for the limited purposes of labeling, packaging, advertisement and for use in its corporate name.


                         ARTICLE III - QUALITY CONTROL

         3.1 HDN shall have the right to exercise quality control over Krispy Kreme's use of the Trademarks and Licensed Products to a degree reasonably necessary to maintain the validity of the Trademarks and to protect the goodwill associated therewith. HDN recognizes and approves the quality of Krispy Kreme products


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                  heretofore sold by Krispy Kreme under the trademarks now
                  termed the Trademarks in the territory now termed the Territory.

         3.2 Krispy Kreme shall use the Trademarks on or in connection only with those Licensed Products that conform to the specifications and standards of quality which HDN prescribes. HDN adopts as said standards of quality those standards embodied in said products sold heretofore by Krispy Kreme, and Krispy Kreme will not deviate materially from those standards without prior written approval from HDN.

         3.3 In order to verify compliance with Paragraph 3.2 hereof, HDN may from time to time require Krispy Kreme to submit samples of Licensed Products, packaging and promotional materials therefor, and other items bearing the Trademarks, and HDN, or its delegate, may inspect the Licensed Products, packaging, or promotional materials on Krispy Kreme's premises during business hours, upon forty-eight (48) hours advance notice.

         3.4 In order to further verify compliance with Paragraph 3.2 hereof, Krispy Kreme shall be required to submit to HDN a quarterly progress report summary and information concerning the number of customer complaints. The report submitted to HDN (which will accompany the quarterly progress report summary) shall be in a form substantially similar to the form attached as Exhibit B to this Agreement, and shall be submitted to HDN no later than thirty (30) days after the last day of each fiscal quarter of Krispy Kreme.

         3.5 Krispy Kreme shall use its best efforts to ensure that the Licensed Products, and packaging or promotional materials therefor, comply with all applicable ordinances, laws, and statutes governing the manufacture, packaging, promotion, and sale of such products.


                       ARTICLE IV - USE OF THE TRADEMARKS

         4.1 Krispy Kreme shall use its best efforts to promote and extend demand for the Licensed Products sold under the Trademarks in the Territory.

         4.2 Krispy Kreme recognizes the great value and goodwill associated with the Trademarks and acknowledges HDN's ownership in same. Krispy Kreme is a related company as defined in Section 45 of the Trademark Act of the United States, 15 U.S.C. ss. 1127, and Krispy Kreme's use of the Trademarks inures to the benefit of HDN for all purposes including trademark registration. Krispy Kreme shall not, however:

                  (a) challenge the validity of the Trademarks or any registration therefor;


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                  (b)      contest the fact that its rights under this Agreement
                           are solely those of a licensee;

                  (c) attempt to register any of the Trademarks in its own name;

                  (d) use the Trademarks in any manner that would jeopardize HDN's rights in the Trademarks; or

                  (e) knowingly do any act that would invalidate or be likely to invalidate the HDN's trademark registrations.

         4.3 Krispy Kreme shall affix as a trademark registration notice to the Licensed Products, and on the packaging, advertising, promotional items used in conjunction with the Licensed Products, the symbol 0 for registered trademarks and TM for unregistered trademarks.

         4.4 Krispy Kreme may not combine the Trademarks with any other marks, names or symbols unless it obtains HDN's prior written consent.

         4.5 Krispy Kreme may not make any significant change in the presentation of the Trademarks as affixed to the Licensed Products, or used on packaging or promotional materials, unless it obtains HDN's prior written consent.

         4.6 HDN shall be responsible for trademark registration and maintenance. Krispy Kreme shall cooperate with HDN and shall execute any documents reasonably required by HDN or supply HDN with any samples or other materials reasonably necessary to maintain the Trademarks.

         4.7 Krispy Kreme is authorized to use the Trademarks in connection with the advertisement of its products and services in any manner it deems appropriate, including without limitation use of the Trademarks on apparel, print media, radio and television. This authorization is conditioned, however, on such advertising complying with all applicable local, state and federal laws. Also, if sales of advertising products are made by Krispy Kreme, such sales will be included with the calculation of the Royalty under Section 7.1 of this Agreement.


                       ARTICLE V - TRADEMARK ENFORCEMENT

         5.1 In the event that Krispy Kreme learns of any infringement or unauthorized use of any of the Trademarks, it shall promptly notify HDN. HDN has the right to transmit notices of infringement to or bring infringement actions against infringing parties. If requested to do so, Krispy Kreme shall cooperate with and assist HDN in any such action, including joining the action as a party if necessary, at HDN's expense. Any award, or portion of an award, recovered by HDN in any such


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                  action or proceeding commenced by HDN shall belong solely to
                  HDN after recovery by both parties of their respective actual out-of-pocket costs.

         5.2 If HDN determines not to bring any such action, Krispy Kreme may then bring such action in its own name at its own expense provided it obtains the consent of HDN, which consent shall not be unreasonably withheld. If requested to do so, HDN shall cooperate with Krispy Kreme in any such action, including joining the action as a party if necessary, at Krispy Kreme's expense. Any award, or portion of an award, recovered by Krispy Kreme in any such action or proceeding commenced by Krispy Kreme shall belong solely to Krispy Kreme after recovery by both parties of their respective actual out-of-pocket costs.

         5.3 In the event a third party institutes an infringement action against Krispy Kreme for its use of the Trademarks as provided in this Agreement, Krispy Kreme shall promptly notify HDN of such suit in writing. HDN shall defend, at its own expense, any such action, and Krispy Kreme shall cooperate in such defense as reasonably requested by HDN, at HDN's expense. HDN shall pay all judgments and settlements resulting from such suits. Any award received by HDN in such an action shall belong solely to HDN.

         5.4 HDN and Krispy Kreme shall keep one another informed of the status of , and their respective activities regarding, any litigation concerning the Trademarks. Krispy Kreme may not enter into a settlement or consent judgment involving the trademarks, however, unless it obtains HDN's prior written consent.


                             ARTICLE VI - INDEMNITY

         6.1 Krispy Kreme shall indemnify and hold harmless HDN and its affiliated entities and their respective officers, employees, and agents, from any and all claims, suits, damages, attorney's fees, costs, and expenses arising from Krispy Kreme's performance and activities under this Agreement, whenever and however asserted and established.

         6.2 HDN shall indemnify and hold harmless Krispy Kreme and its affiliated entities and their respective officers, employees, and agents, from any and all claims, suits, damages, attorney's fees, costs, and expenses arising from any claim by any other person, firm or corporation of either a superior right in and to the Licensed Products or any feature thereof or infringement action arising out of the manufacture and sale of the Licensed Products by Krispy Kreme.


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                             ARTICLE VII - ROYALTY

         7.1 In consideration of the rights granted herein, Krispy Kreme shall pay to HDN a royalty equivalent to a percentage of all sales of the Licensed Products sold by Krispy Kreme, such percentage currently being two percent (2%) (the "Royalty").

         7.2 In consideration of the right to Franchise or Sublicense the Trademarks hereunder, Krispy Kreme shall require, as an integral part of any such Franchise or Sublicense of the Trademarks, that all royalty fees payable to Krispy Kreme as a result of such Franchise or Sublicense shall be payable to HDN (the "Franchise Fees"). Krispy Kreme shall guaranty and shall ultimately be responsible for payment of all Franchise Fees.

         7.3 Unless agreed to the contrary, Krispy Kreme shall calculate the Royalty and Franchise Fees payable to HDN on the last day of each fiscal quarter of Krispy Kreme occurring during the term of this Agreement, and shall pay or cause to have paid to HDN such Royalty and Franchise Fees within thirty days of the last day of each fiscal quarter occurring during the term of this Agreement. Notwithstanding the foregoing, the Royalty and Franchise Fees shall be deemed to accrue from day to day. Simultaneous with submission of the Royalty and Franchise Fees, Krispy Kreme shall deliver to HDN a detailed report of the Royalty and Franchise Fees payable for the quarter.

         7.4 HDN shall have the right to assess interest on any Royalty or Franchise Fee due and remaining unpaid in the manner and on the date stipulated for payment hereunder at a rate of two percent (2%) per annum above the average prime rate as reported in The Wall Street Journal for the period of default, such interest being compounded at the end of each fiscal year.

         7.5 Krispy Kreme shall maintain complete and accurate records showing in detail the net sales of the Licensed Products. HDN, or its duly authorized representative, is entitled to inspect Krispy Kreme's records at all reasonable times.

         7.6 HDN shall pay to Krispy Kreme a fee equal to twenty-five percent (25%) of all collected Franchise Fees in consideration for materials, marketing and know-how provided by Krispy Kreme to Franchisees or Sublicensees, and for effort expended by Krispy Kreme in increasing demand for products sold under the Trademarks pursuant to Franchise and Sublicense arrangements. This fee shall be paid to Krispy Kreme within ten days following payment of the Franchisee Fee to HDN.


                      ARTICLE VIII - TERM AND TERMINATION

         8.1 This Agreement will remain in force and effect for a period of one year from the effective date of this agreement, and shall renew automatically for successive


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                  yearly periods until either party provides written notice to terminate the Agreement within sixty (80) days before the expiration of the then current term.

         8.2 In the event either party commits a material breach of this Agreement, the other party may, upon written notice, terminate the Agreement; provided, however, that the Agreement will not be terminated if the breaching party cures the breach within thirty (30) days of receipt of said notice (the "Cure Period"). Further, if the breaching party is unable to cure its breach within the Cure Period for reasons of force majeure, or because of actions or omissions of the non-breaching party, the breaching party shall have up to an additional thirty (30) days in which to cure, so long as the Agreement has not expired.

         8.3 Notwithstanding anything to the contrary in Paragraph 8.2, either party may, by written notice to the other party, terminate this Agreement if any of the following events occur:

                  (a) the other party goes into liquidation other than a voluntary liquidation for the purpose of reorganization;

                  (b)      the other party ceases to carry on business;

                  (c) the other party or a significant part of its business, assets, ownership, management, or right of disposition are confiscated, requisitioned, nationalized, expropriated, or in any other manner acquired without consent of the other party or its shareholders, as the case may be, by or on behalf of or under any law or at the instance of any Government de jure or de facto.


                           ARTICLE IX - MISCELLANEOUS

         9.1 This Agreement contains the entire understanding between the parties.

         9.2 This Agreement may be amended, modified, or supplemented, and any provision hereof waived, only by a written agreement of the parties hereto.

         9.3 Krispy Kreme is not an agent of HDN, and nothing in this Agreement places the parties in a relationship as partners or joint venturers.

         9.4 Any waiver of a breach by either party is not a waiver of any subsequent or other breach.

         9.5 This Agreement is governed by the laws of the .Commonwealth of Kentucky, without respect to the conflict of laws provisions thereof.


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         9.6      The parties will attempt in good faith to resolve any dispute arising under this Agreement through negotiation Failing resolution through negotiation within thirty (30) days, the parties will submit the dispute for mediation in the Commonwealth of Kentucky under the CPR Institute for Dispute Resolution (CPR) Model Procedure for Mediation of Business Disputes or, in the case of a trademark or unfair competition dispute, under the CPR Institute for Dispute Resolution/ International Trademark Association (CPR/INTA) Model Procedure for Mediation of Trademark and Unfair Competition Disputes.
                  If the mediation fails to produce a resolution within thirty
                  (30) days, the parties will submit the dispute for binding arbitration in Kentucky under the CPR Model Rules for Non-Administered Arbitration of Business Disputes or the CPR/INTA Model Rules for Non-Administered Arbitration of Trademark and Unfair Competition. A judgment upon such an arbitration award may be entered in any Kentucky court having competent jurisdiction, or application may be made to an appropriate Kentucky court for a judicial acceptance of the award and an order of enforcement, as the party seeking to enforce such award may accept. The Commonwealth of Kentucky shall have full jurisdiction to prescribe, adjudicate and enforce each matter with respect to this Agreement and Krispy Kreme hereby voluntarily submits to the jurisdiction of the Kentucky court system. The agreements of the parties contained in this Paragraph have been made in exchange for mutual consideration and such agreements are irrevocable.

         9.7 Notices are received when delivered in person, sent by overnight courier, or mailed by certified mail to:

                  HDN:               HDN DEVELOPMENT CORPORATION
                                     c/o Tucci & Tannenbaum
                                     Suite 206
                                     Three Mill Road
                                     Wilmington, Delaware 19806

                  Krispy Kreme:      KRISPY KREME DOUGHNUT CORPORATION
                                     c/o Mark T. Preston
                                     1814 Ivy Avenue
                                     Winston-Salem, NC 27102

         9.8 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.9 This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.


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              [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]
                          [SIGNATURES ONLY TO FOLLOW]



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         IN WITNESS WHEREOF each of the undersigned represents that he is authorized to bind his company to the terms of this Agreement, signed to be effective this 27th day of May, 1996:

                                         HDN DEVELOPMENT CORPORATION


                                         By: /s/ Mark T. Preston
                                         Name:   Mark T. Preston
                                         Title:  President


                                         KRISPY KREME DOUGHNUT CORPORATION


                                         By: /s/ Randy S. Casstevens
                                         Name:   Randy S. Casstevens
                                         Title:  VP-Finance


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                                   EXHIBIT A
                                       TO
                               LICENSE AGREEMENT



                  [SEE ATTACHED IDENTIFICATION OF TRADEMARKS]



                                       11

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                                   EXHIBIT A
                                       TO
                               LICENSE AGREEMENT

                  IDENTIFICATION OF U.S. REGISTERED TRADEMARKS

Trademark                                            Registration Number
---------                                            -------------------

EARLY MORN                                           1,454,537

EARLY MORN                                           1,366,921

HOT DOUGHNUTS NOW                                    1,973,398

HOT DOUGHNUTS NOW and Design                         1,719,628

KING OF AMERICA'S DOUGHNUTS                          945,871

KK (and Design)                                      967,682

KK (Walking K's logo w/circle)                       939,105

KK and Design                                        622,399

KRISPY CRULLERS                                      1,894,237

KRISPY DELIGHT                                       1,723,019

KRISPY DIPPERS                                       1,798,838

KRISPY JUNIORS                                       1,776,001

KRISPY KNIBBLES                                      1,663,032

KRISPY KREME                                         967,683

KRISPY KREME                                         967,684

KRISPY KREME                                         995,291

KRISPY KREME                                         938,245

KRISPY KREME                                         961,976


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Trademark                                            Registration Number
---------                                            -------------------

KRISPY KREME (Stylized)                              1,001,792

KRISPY KREME (Stylized)                              539,165

KRISPY KREME (Stylized)                              961,975

KRISPY KREME and Design                              1,068,228

KRISPY KREME and Design                              1,907,245

KRISPY KREME and Design                              1,066,864

KRISPY KREME in Bowtie Design                        1,683,112

KRISPY-ETTES                                         1,617,814

THORNTON'S                                           1,316,008

YOU KNOW BY THE GLOW                                 1,840,750


                 IDENTIFICATION OF U.S. TRADEMARK APPLICATIONS

Trademark                                            Serial Number
---------                                            -------------

HOT DOUGHNUTS NOW                                    75/022,750

KK (and Design)                                      75,022,751

KRISPY KREME                                         75,022,752

KRISPY KREME                                         75,022,753

KRISPY KREME                                         74/734,791

KRISPY KREME DOUGHNUTS                               75/022,754


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                      IDENTIFICATION OF FOREIGN TRADEMARK
                         REGISTRATIONS AND APPLICATIONS

Trademark                    Registration/Serial Number        Jurisdiction
---------                    --------------------------        ------------

KRISPY KREME (Stylized)             417,435                    Switzerland

KRISPY KREME                        448,289                    Canada

KRISPY KREME                        06690/1993                 Denmark

KRISPY KREME                        395 15 768.4               Germany

KRISPY KREME                        190552                     France

KRISPY KREME                        89311                      Israel

KRISPY KREME                        RM93C/003400               Italy

KRISPY KREME                        106782/1993                Japan

KRISPY KREME                        158,578                    Ireland

KRISPY KREME                        11788.797                  Spain

KRISPY KREME                        1551084                    U.K.

KRISPY KREME and Design             152 017                    Austria

KRISPY KREME (Device)               667633                     Australia

KRISPY KREME                        96-14382                   South Korea

KRISPY KREME DOUGHNUTS
   and Design                       538,038                    Benelux

KRISPY KREME DOUGHNUTS
   and Design                       458,880                    Mexico

KRISPY KREME DOUGHNUTS
   (Device)                         93 5338                    Norway

KRISPY KREME DOUGHNUTS              266,235                    Sweden


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                IDENTIFICATION OF STATE TRADEMARK REGISTRATIONS

Trademark                           Registration Number        Jurisdiction
---------                           -------------------        ------------

EARLY MORN DOUGHNUTS                                           Tennessee

KRISPY KREME DOUGHNUTS                                         Tennessee

KRISPY KREME                        677                        North Carolina



                   IDENTIFICATION OF UNREGISTERED TRADEMARKS

Trademark                                Products
---------                                --------

Race to Daytona                          Sweepstakes

Doughnuts with Davey
   At Your House                         Sweepstakes

Red-E-Made                               Products of the Nashville, TN fresh
                                         bakery division of Rich Products
                                         Corporation, acquired by Krispy Kreme
                                         Doughnut Corporation on July 6, 19898.

Early Morn                               Fried pies, honey buns, and dunkin'
                                         sticks

America's Favorite                       Doughnuts, fried pies, honey buns and
                                         dunkin' sticks

Thornton's the Donut King                [trademark]

Thornton's Flav-O-Rich                   [tradename]


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                                   EXHIBIT B
                                       TO
                               LICENSE AGREEMENT

                   [FORM OF QUALITY CONTROL STANDARDS REPORT]


                                       16

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QUALITY CONTROL STANDARDS REPORT

         THIS QUALITY CONTROL STANDARDS REPORT (the "Report") is given by Krispy Kreme Doughnut Corporation (the "Licensee") to HDN Corporation (the 'Licensor") pursuant to Section 3.4 of the License Agreement made effective as of May 27, 1996, by and between HDN Development Corporation and the Licensee (the "License Agreement").

         The Licensee does hereby certify to the Licensor that the Standards were being substantially maintained with respect to each of the Services and Products for the Quarter ended __________________, _____ (the "Report Period").

         Licensee further certifies that it has received less than _________ customer complaints for the Report Period.

         A progress report summary for the Report Period is attached hereto.

         Except as otherwise set forth herein, capitalized terms as used herein have the same meaning as set forth in the License Agreement.


         IN WITNESS WHEREOF, the Licensee has caused this Quality Control Standards Report to be executed on its behalf by one of its officers and delivered to the Licensor this the _____ day of ___________________, ______.


                                            KRISPY KREME DOUGHNUT CORPORATION


                                            By ________________________________
                                            Name ______________________________
                                            Title _____________________________



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